================================================================================

      As filed with the Securities and Exchange Commission on June 13, 2007
                                                     Registration No. 333-124567

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                     13-3612110
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

           42 West 39th Street
           New York, New York                                  10018
(Address of Principal Executive Offices)                     (Zip Code)

                     BLUEFLY, INC. 2005 STOCK INCENTIVE PLAN
                            (Full title of the plan)

        MELISSA PAYNER-GREGOR                        RICHARD A. GOLDBERG, ESQ.
Chief Executive Officer and President                       Dechert LLP
            Bluefly, Inc.                             30 Rockefeller Plaza
         42 West 39th Street                         New York, New York 10112
       New York, New York 10018                         (212) 698-3500
           (212) 944-8000
(Name, address and telephone number, including area code, of agents for service)

CALCULATION OF REGISTRATION FEE

                                                 PROPOSED          PROPOSED
                                AMOUNT           MAXIMUM            MAXIMUM           AMOUNT OF
  TITLE OF SECURITIES      TO BE REGISTERED   OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
    TO BE REGISTERED            (1)(2)         PER SHARE (3)         PRICE (3)           FEE
------------------------   -----------------  --------------   ------------------   -------------
Common Stock, par
value $.01 per share        5,000,000 shares  $         1.05   $     5,250,000.00   $      161.18
                           =================  ==============   ==================   =============

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The securities registered hereby represent an addition to the 12,886,473 shares of common stock issuable under the Bluefly, Inc. 2005 Stock Incentive Plan, the offer and sale of which were previously registered pursuant to this Registration Statement.

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee, based on the average of the high and low price for shares of common stock, par value $.01 per share, of the Registrant on the Nasdaq Capital Market on June 1, 2007 ($1.05).

                                EXPLANATORY NOTES

     This Amendment No.1 to Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of the Registrant's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Registrant's 2005 Stock Incentive Plan (as amended to date, the "Plan"). The contents of the Registration Statement on Form S-8 (File No. 333-124567), filed with the Commission on May 3, 2005, are incorporated herein by reference.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number.     Description.
--------------      -----------
4.1                 Bluefly,  Inc. 2005 Stock Incentive Plan, as amended to date
                    (incorporated by reference to the Company's Definitive Proxy
                    Statement for its 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 16,
                    2007).
5.1                 Opinion of Dechert LLP.
23.1                Consent of Pricewaterhouse Coopers LLP
23.2                Consent of Dechert LLP (contained in Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 13th day of June, 2007.

                                          BLUEFLY, INC.


                                          By: /s/ Melissa Payner-Gregor
                                              ----------------------------------
                                              Melissa Payner-Gregor
                                              President, Chief Executive Officer
                                              and Director


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Titles                                        Date
-------------------------     ------------------------------------------    -------------
/s/ Melissa Payner-Gregor     President, Chief Executive Officer and        June 13, 2007
-------------------------     Director (Principal Executive Officer)
Melissa Payner-Gregor


/s/ Patrick C. Barry          Chief Operating Officer and Chief             June 13, 2007
--------------------          Financial Officer (Principal Financial &
Patrick C. Barry              Accounting Officer)


/s/ Barry Erdos               Director                                      June 13, 2007
---------------
Barry Erdos

/s/ Michael Gross             Director                                      June 13, 2007
-----------------
Michael Gross

/s/ Ann Jackson               Director                                      June 13, 2007
---------------
Ann Jackson

/s/ Martin Miller             Director                                      June 13, 2007
-----------------
Martin Miller

/s/ Neal Moszkowski           Director                                      June 13, 2007
-------------------
Neal Moszkowski

/s/ Christopher G. McCann     Director                                      June 13, 2007
-------------------------
Christopher G. McCann

/s/ Alex Rafal                Director                                      June 13, 2007
--------------
Alex Rafal

/s/ David Wassong             Director                                      June 13, 2007
-----------------
David Wassong

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      ------------------------------------------------------------
4.1                 Bluefly,  Inc. 2005 Stock Incentive Plan, as amended to date
                    (incorporated by reference to the Company's Definitive Proxy
                    Statement for its 2007 Annual Meeting of Stockholders, filed with the  Securities  and Exchange  Commission  on April 16,
                    2007).
5.1                 Opinion of Dechert LLP.
23.1                Consent of Pricewaterhouse Coopers LLP
23.2                Consent of Dechert LLP (contained in Exhibit 5.1).
                                        5